ACTION NO: 0501-16525

IN THE COURT OF QUEEN'S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD.

Plaintiff

- and -

CAMAR RESOURCES CANADA INC. and
MEDCO INTERNATIONAL VENTURES LTD.

Defendants

BEFORE THE HONOURABLE	)	**At the Courthouse in the City of Calgary, in**
MADAM JUSTICE B.L. RAWLINS	)	**the Province of Alberta, on Monday, the 5th**
IN CHAMBERS	)	**day of December, 2005.**

ORDER

UPON the application of the Plaintiff for an interlocutory injunction;

AND UPON hearing read the Statement of Claim of the Plaintiff filed in the within proceedings, the Notice of Motion filed November 22, 2005; the Affidavits of Mr. David Nunn and Mr. Iman Suseno filed herein; and the transcripts of the December 4, 2005 Cross-Examinations on the Affidavits;

AND UPON hearing counsel for the Plaintiff and counsel for the Defendants;

AND UPON noting that the trial of the within action has been conditionally set to commence on Monday, March 6, 2006, for a period of five days;

AND UPON this Honourable Court finding that there is no evidence of irreparable harm, and for so long as there is no oil or gas production from the Camar Field, the Plaintiff will not suffer irreparable harm if the interlocutory injunction is denied;

IT IS HEREBY ORDERED THAT:

1. Definitions adopted in this Order shall have those meanings set forth in the Joint Operating Agreement attached as Exhibit "D" to Affidavit of Mr. Nunn, filed November 22, 2005;

2. The application of the Plaintiff for an interim injunction is adjourned *sine die*, subject to the following conditions:

   (a) The Defendant Camar Resources Canada Inc. shall proceed to bring the Camar Field on stream as expeditiously as possible;

   (b) Prior to the conclusion of the trial on March 10, 2006, the Defendant Camar Resources Canada Inc. shall not transfer, sell, lien, encumber, assign or in any way dispose of any portion of the 30% participating interest of the Plaintiff acquired under the Production Sharing Contract dated February 12, 1981 and the Joint Operating Agreement dated November 26, 2004.

   (c) In the event that the Camar Field comes on stream prior to the commencement of the trial of this action, the Defendants shall pay into Court to the credit of this Action, that portion of the proceeds of any sale of Profit Hydrocarbons attributable to the participating interest of the Plaintiff that is subject to dilution (for greater certainty, being the 22.88% interest subject to the Notice of Dilution issued by the Defendant Camar Resources Canada Inc. to the Plaintiff on October 26, 2005);

   (d) In the event that the Camar Field comes on stream prior to commencement of the trial of this action, the Plaintiff shall be at liberty to reapply to any Justice of the Court of Queen's Bench of Alberta, adducing further and better evidence that it will suffer irreparable harm if an injunction is not granted;

   (e) The Parties will file a Conditional Certificate of Readiness on or before December 16, 2005; and

(f) The Parties will arrange for a pre-trial conference to be heard in sufficient time to maintain the March 6, 2006 trial date.

"B.L. Rawlins"

RAWLINS, J.

ENTERED this 8th day of December, 2005

V.A. BRANDT COURT SEAL

Clerk of the Court

APPROVED AS THE ORDER GRANTED:

MACLEOD DIXON LLP

Per: Thomas Valentine

Thomas E. Valentine
Counsel for Camar Resources Canada Inc.
and Medco International Ventures Ltd.

ACTION NO. 0501-16525

IN THE COURT OF QUEEN'S BENCH OF
ALBERTA
JUDICIAL DISTRICT OF CALGARY

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD.

Plaintiff

- and -

CAMAR RESOURCES CANADA INC. and
MEDCO INTERNATIONAL VENTURES LTD.

Defendants

ORDER

BENNETT JONES LLP
Barristers and Solicitors
4500, 855 – 2nd Street S.W.
CALGARY, AB T2P 4K7

George M. Vlavianos
Our File No.: 55313-3
Telephone No.: (403) 298-3608
Facsimile No.: (403) 265-7219